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                                                                    EXHIBIT 23.2


                    [RYDER SCOTT COMPANY, L.P. LETTERHEAD]

                  CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

Board of Directors
3TEC Energy Corporation
Houston, Texas

     As independent petroleum engineers, we hereby consent to all references in the Form 10-KSB for the year ended December 31,2000 to Ryder Scott Company, L.P. and/or our summary letters dated December 16, 1999, May 25, 2000 and May 31, 2000, regarding our estimates of the proved oil and natural gas reserves of 3TEC Energy Corporation as of December 31, 1999. We further consent to all references to our Firm in previous filings that are incorporated by reference in the Form 10-KSB, including our reserve estimates of the oil and natural gas properties acquired by 3TEC Energy Corporation from Floyd Oil Company, Magellan Exploration, LLC, and CWR Resources, Inc.

                                                       RYDER SCOTT COMPANY, L.P.


Houston, Texas
March 27, 2001